UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Davis Drive, Suite 220 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

(984) 884-6030
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On February 13, 2026, Opus Genetics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain purchasers (the “Purchasers”) for a private placement (the “Private Placement”) of an aggregate of 7,374,632 shares of its Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”). The Series B Preferred Stock is being issued to the Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act. Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to submit to its stockholders the approval of an increase to the Company’s authorized shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), sufficient to permit conversion of all issued and outstanding Series B Preferred Stock into shares of Common Stock in accordance with Nasdaq Stock Market Rules, at its 2026 annual meeting of stockholders (the “Conversion Proposal”). The Securities Purchase Agreement includes customary representations, warranties and covenants by the parties to the agreement.

The Private Placement closed on February 18, 2026. Pursuant to the Securities Purchase Agreement, the Purchasers purchased the Series B Preferred Stock at a purchase price of $3.39 per share for an aggregate purchase price of approximately $25.0 million. The Company expects to use the net proceeds from the Private Placement to advance its gene therapy clinical programs, as well as for working capital and general corporate purposes.

The foregoing description of the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference in its entirety.

Registration Rights Agreement

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated February 18, 2026 (the “Registration Rights Agreement”), with the Purchasers, which provides that the Company will register the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock. The Company is required to prepare and file an initial registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable, but in no event later than April 19, 2026 (the “Filing Deadline”), and to use reasonable best efforts to have the registration statement declared effective within 60 days of the earlier of (a) the filing date of the Initial Registration Statement and the Filing Deadline, and (b) the fifth business day after the Company is notified in writing by the SEC that the Initial Registration Statement will not be “reviewed” or will not be subject to further review, subject to the approval of the Conversion Proposal.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Subject to the receipt of stockholder approval for the Conversion Proposal at the 2026 annual meeting of stockholders, up to 7,374,632 shares of our common stock may be issued upon the conversion of the Series B Preferred Stock, subject to beneficial ownership limitations that may limit the ability of certain holders of Series B Preferred Stock to convert such shares to Common Stock at such time.

Item 2.02.	Results of Operations and Financial Condition.

On February 13, 2026, the Company issued a press release regarding the Private Placement. The press release presented a pro forma cash balance of the Company of $70 million as of December 31, 2025, after giving effect to the proceeds of the Private Placement. The Company’s preliminary cash balance as of December 31, 2025 is $45 million.

Because the Company’s financial statements for the year ended December 31, 2025 have not yet been finalized, the preliminary statement of the Company’s cash as of December 31, 2025 in this Item 2.02 is unaudited and subject to adjustment.

The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2026, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”) in connection with the closing of the Private Placement. The Certificate of Designation provides for the issuance of up to 7,374,632 shares of the Series B Preferred Stock.

Holders of shares of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-Common Stock basis, and in the same form as dividends if such dividends were to be paid on shares of the Common Stock. Except as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend the Certificate of Designation, or (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock. The Series B Preferred Stock shall rank on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Company.

Following stockholder approval of the Conversion Proposal, each share of Series B Preferred Stock will automatically convert into one share of Common Stock, subject to certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 0% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The foregoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

The information set forth in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock.
10.1	Form of Securities Purchase Agreement, by and among Opus Genetics, Inc. and the Purchasers.

10.2	Form of Registration Rights Agreement, by and among Opus Genetics, Inc. and the Purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, the intended use of proceeds of the Private Placement and other statements relating to the Private Placement. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “designed,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “strive,” “target,” “will,” “would,” or the negative thereof and similar words and expressions. Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to the Company. Such statements are neither promises nor guarantees, and involve a number of known and unknown risks, uncertainties and assumptions. Actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, without limitation, risks and uncertainties associated with the consummation of the Private Placement, uncertainties related to market conditions, the satisfaction of customary closing conditions, the completion of the Private Placement on the anticipated terms or at all, general economic conditions and other risks identified from time to time in the reports the Company files with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. The forward-looking statements in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any of the statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPUS GENETICS, INC.

Date: February 19, 2026	By:	/s/ George Magrath
	Name:	Dr. George Magrath
	Title:	Chief Executive Officer